UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2007 (January 4, 2007)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701
(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2007, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), through LVP 1407 Broadway LLC, a wholly owned subsidiary of Lightstone Value Plus REIT LP, its operating partnership (the “Partnership”), entered into a joint venture (the “Venture”) with an affiliate of The Lightstone Group, its sponsor. On the same date, an indirect, wholly owned subsidiary of the Venture (“Owner”) acquired a sub-leasehold interest (the “Sublease Interest”) in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Property”). The seller of the Sublease Interest, Gettinger Associates, L.P. (“Seller”), is not an affiliate of the Registrant or its subsidiaries.

The Property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The Property has approximately 915,000 rentable square feet, is reporting 87.6% occupancy (approximately 300 tenants) and is currently leased by tenants engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). Incremental acquisition costs of approximately $1.7 million, representing an acquisition fee to the Registrant’s advisor and legal fees for Registrant’s counsel, were paid by the Partnership outside of the closing.

The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a variable rate mortgage loan secured by the Sublease Interest (see Item 2.03 for a description of the loan). After consideration of the business plan for the Property, and the pro forma economics of this transaction, the independent directors of our Board of Directors approved the use of financing in excess of 75% of transaction cost and 300% of the Registrant’s total net assets.

Equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our capital investment, funded with proceeds from our common stock offering, was in the aggregate $14.7 million (representing a 49% ownership interest), which includes approximately $1.6 million paid to the Registrant’s advisor as an acquisition fee.

The Venture will continue an ongoing renovation project on the Property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $21.3 million are available to fund these improvements (see Item 2.03 for a description of the loan). Management of the Registrant believes that the Property is adequately insured.

In July 2006, the current sublessor under the Sublease, Abraham Kamber Company (“Sublessor”), served two notices of default on Seller (the “Default Notices”), alleging various defaults by Seller in connection with various renovations on the Property. In response, Seller commenced legal action and obtained an injunction that extends its time to cure any default, prohibits interference with its leasehold interest and prohibits termination of the Sublease pending resolution of the litigation. A motion by Sublessor for partial summary judgment, alleging that certain work on the Property required its prior approval, is currently pending. Prior to the acquisition of the Sublease Interest, Owner received a letter from Sublessor indicating that its acquisition of the Sublease Interest would represent a default pursuant to its terms, which prohibit assignments of the Sublease Interest when there is an outstanding default thereunder. We consider the litigation and notices of default to be entirely without merit and will vigorously litigate any default notices that we may receive.

Item 2.03 Completion of Acquisition or Disposition of Assets.

On January 4, 2007, in connection with the acquisition of the Sublease Interest, Owner obtained a $127.3 million mortgage loan (the “Loan”) from Lehman Brothers Holdings, Inc. (“Lender”). Funding for the acquisition of the Sublease Interest was limited to $106.0 million and additional funds will be advanced, at a funding rate representing 85% of actual cost, as the Venture funds tenant improvement costs, leasing commissions and capital improvements at the Property. Such additional funding under the Loan is limited to approximately $21.3 million in the aggregate.

The Loan matures in three years, bears a floating interest rate expressed as 30 day Libor plus 300 basis points (subject to a separately negotiated 6.5% Libor interest rate cap agreement) and requires monthly installments of interest throughout its stated term. The Loan has an initial maturity date of January 9, 2010 and provides for two one-year extensions. At maturity, a balance of approximately $106.0 million will be due, assuming no prior principal prepayment or further advances on the loan. The Loan will be secured by the Sublease Interest and will be non-recourse to the Registrant and the Partnership.

In connection with the Loan, Lightstone Holdings, LLC (the “Guarantor”), a limited liability company that is wholly owned by David Lichtenstein, the Chairman of the Board of Directors, Chief Executive Officer and President of the Registrant, guaranteed payment of losses that Lender may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by Owner and/or its principals or affiliates. Such losses are recourse to the Guarantor under the guaranty regardless of whether Lender has attempted to procure payment from the Owner or any other party. Further, the Guarantor has guaranteed the payment of any unpaid loan amounts in the event of the Owner's bankruptcy, reorganization or insolvency or the interference by the Owner or its affiliates in any foreclosure proceedings or other remedy exercised by Lender. The Registrant has agreed, to the maximum extent permitted by its Articles of Incorporation, to indemnify the Guarantor for up to 49% of any liability it incurs under this guaranty.

As an inducement to Lender to make the Loan, Owner granted a 35% profit interest in the project to Lender.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 20, 2007, by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information. See Paragraph (a) above.

(c)	Exhibits.

Exhibit Number	Description

10.1	Assignment of Operating Lease

10.2	Participation Agreement

10.3	Property Management Agreement

10.4	Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement

10.5	Promissory Note

10.6	Guaranty of Recourse Obligations

10.7	Net Profits Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL
ESTATE INVESTMENT TRUST, INC.

Date: January 10, 2007	By:	/s/ Michael Schurer
Michael Schurer
Chief Financial Officer and Treasurer